UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 1, 2006

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdictionof Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On October 31, 2006, Cummins Inc. (the "Company" or "we") issued the attached press release reporting its financial results for the third quarter of 2006.  A copy of Cummins' press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

                (c)  The following exhibit is furnished herewith:

                                99.1  Press Release dated October 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

October 31, 2006

Cummins reports most profitable third quarter in Company history

-- Power Generation and Distribution businesses see significant growth --

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) continued its strong performance in the third quarter, today reporting an 18 percent increase in net earnings on a 14 percent increase in sales, compared to the same period in 2005.

Sales for the quarter were $2.81 billion, compared to $2.47 billion for the third quarter of 2005. Net income of $171 million, or $3.37 a share, was up from $145 million, or $2.90 a share, in the same period last year.

Earnings before interest and taxes (EBIT) rose 23 percent to $296 million, or 10.5 percent of sales, while gross margins remained near record levels at 23.3 percent of sales.

Each of the Company's business segments enjoyed double-digit percentage sales growth in the third quarter, led by the Power Generation and Distribution businesses, both of which performed above the top end of their targeted sales and profit ranges.

Sales in the Engine Business, the Company's largest segment, rose 10 percent despite a decline in light-duty automotive volumes late in the quarter as a result of plant shutdowns at automotive facilities related to inventory rebalancing.

The Company saw sales growth in most of its markets around the world - both in its wholly-owned businesses and at its joint ventures, where income increased 19 percent from the same period in 2005.

"We performed well in the third quarter and see great opportunities for the future," said Cummins Chairman and Chief Executive Officer Tim Solso. "In particular, our Power Generation and Distribution businesses enjoyed significant growth - both in terms of revenue and profit.

"We also continue to produce returns above 10 percent, even as we are investing in new products, new markets and additional capacity for 2007 and beyond."

As a result of the strong financial performance, the Company's cash position has improved by $248 million from the beginning of the year, even as Cummins has continued to pay down debt and increased its pension funding. The Company's debt/capital ratio is below its 30 percent target range and Cummins plans to repay an additional $250 million in long-term debt in December, as previously announced.

The Company also repurchased $14 million of its common stock in the third quarter as part of a previously announced plan to repurchase up to 2 million shares.

"Our continued strong financial performance has allowed us to create a strong balance sheet," said Cummins Chief Financial Officer Jean Blackwell. "As a result, the Company is well positioned to withstand the challenges of the business cycle and invest in growth opportunities that will be the key to our future success."

Cummins today reaffirmed its previous full-year guidance of $14.00 - $14.20 a share. The Company will provide guidance for 2007 in January, but expects EBIT margins to be within its 7-10 percent target range, on flat-to-5 percent increase in sales.

Despite the anticipated temporary slow-down in the heavy-duty engine market due to the emissions changes, Cummins expects 2007 to be a solid year for several reasons:

  Cummins expects sales growth in most of its end markets.

  The Company expects to see continued profitable growth in emerging markets, most notably China and India.

  Cummins has a strong balance sheet, resulting in considerably less interest expense and greater liquidity.

  The Company has a cost-control strategy in place across all businesses that is focused on using Six Sigma to become more efficient.

  Cummins has increased the flexibility in its manufacturing plants to deal with the expected fluctuations in demand next year resulting from new emissions regulations.

The Company also continues to invest in profitable growth opportunities, two of which were highlighted by announcements in October. Cummins announced that it will produce a new line of high-performance, light-duty diesel engines at its Columbus Engine Plant by the end of the decade and that DaimlerChrysler is the first major customer for the new engine. The Company also announced that it had signed a joint venture agreement with Beiqi Foton Motor Company in China to produce 2.8- and 3.8-liter engines for the light commercial vehicle markets in China beginning in 2008.

"We have some exciting opportunities ahead," Solso said. "The work done by Cummins employees around the world in recent years has prepared us well for 2007 and beyond.

Third-quarter details

Engine segment
 Revenues rose 10 percent to $1.84 billion and Segment EBIT increased 20 percent to $183 million, or 9.9 percent of sales, which is at the top of the targeted range of 7-10 percent.

Global engine shipments rose 3 percent from the same period in 2005. Higher heavy-duty, medium-duty and high horsepower shipments more than offset a drop in light-duty shipments due to softness in the U.S. auto industry.

Heavy-duty engine shipments in North America were strong as OEMs worked to meet increased demand from truck fleets, in part due to fleets replacing trucks ahead of the 2007 emissions changes. The Company also grew its sales in the North American medium-duty truck and bus engine market by 48 percent from the same quarter in 2005.

Power Generation segment
 Revenues rose 24 percent to $624 million - well above the targeted range of 8-10 percent. Segment EBIT increased 24 percent to $57 million, or 9.1 percent of sales - compared to the targeted range of 7-9 percent.

Sales increases were driven by volume gains as a result of strong demand in the commercial generator set and alternator businesses. Commercial sales rose 32 percent as demand grew around the world, with the exception of China and Southeast Asia.

Alternator sales rose 25 percent and the segment also posted sales gains in its energy solutions, rental and power electronics businesses. Sales in the consumer business fell 1.5 percent from the same period in 2005 due to continued softness in the recreational vehicle market.

Distribution segment
 Revenues rose 17 percent to $346 million - above the segment's 10 percent growth target. Sales gains primarily were driven by growth in the Middle East, Europe and the South Pacific. Increases in sales of power generation equipment were led by the reconstruction effort in the Middle East, which accounted for more than half the sales growth in this business line.

Segment EBIT increased 36 percent to $38 million, or 11 percent of sales - above the target range of 8-10 percent - as the segment continues to achieve its goal of growing earnings faster than revenues.

The Company also saw significant improvement in income from its North American distributor joint ventures during the quarter.

Components segment
 Sales for the segment - made up of the Company's filtration, turbocharger, fuel systems and exhaust aftertreatment businesses - rose 17 percent to $564 million. The segment benefited from strong sales gains in its North and Latin American filtration business as well as significantly higher sales in its North American fuel systems business.

Segment EBIT dropped 10 percent to $19 million, or 3.4 percent of sales, compared to the same period in 2005. The businesses in this segment - most notably Emission Solutions and Cummins Turbo Technologies - continue to invest heavily to ensure that Cummins has both the capability and capacity to provide critical technologies to support the 2007 products. In addition, this segment focused on rationalizing plants and transferring production to assist in future profit improvement, which resulted in manufacturing inefficiencies during the quarter.

Presentation of Non-GAAP Financial Information
 EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $550 million on sales of $9.9 billion in 2005. Press releases can be found on the Web at www.cummins.com.

Information provided and statements on the webcast and in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

	Three months ended			Nine months ended
	October 1,	September 25,	July 2,	October 1,	September 25,
	2006	2005	2006	2006	2005
	Millions (except per share amounts)
Net sales	$2,809	$2,467	$2,842	$8,329	$7,165
Cost of sales	2,155	1,906	2,170	6,404	5,598
Gross margin	654	561	672	1,925	1,567

Operating expenses and income
Selling and administrative expenses	328	286	320	949	832
Research and engineering expenses	81	71	80	243	207
Investee equity, royalty and other income	(37)	(31)	(37)	(105)	(103)
Other operating expense, net	4	3	-	3	-

Operating earnings	278	232	309	835	631

Interest income	(14)	(6)	(10)	(33)	(15)
Interest expense	23	27	26	76	83
Other (income) expenses, net	(4)	(2)	(6)	(8)	8
Earnings before income taxes and minority interests	273	213	299	800	555

Provision for income taxes	92	61	67	244	153
Minority interests in earnings of consolidated subsidiaries	10	7	12	30	19
Net earnings	$171	$145	$220	$526	$383

Earnings per share
Basic	$3.40	$3.27	$4.81	$11.24	$8.68
Diluted	$3.37	$2.90	$4.38	$10.46	$7.70

Cash dividends declared per share	$0.36	$0.30	$0.30	$0.96	$0.90

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	October 1,	December 31,
	2006	2005
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$1,027	$779
Marketable securities	82	61
Receivables, net	1,689	1,423
Inventories	1,405	1,174
Deferred income taxes	313	363
Prepaid expenses and other current assets	146	116
Total current assets	4,662	3,916
Long-term assets
Property, plant and equipment, net	1,545	1,557
Investments in and advances to equity investees	331	278
Goodwill	359	358
Other intangible assets, net	113	100
Deferred income taxes	400	500
Other assets	169	176
Total assets	$7,579	$6,885
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$248	$154
Accounts payable	1,061	904
Other accrued expenses	1,300	1,160
Total current liabilities	2,609	2,218
Long-term liabilities
Long-term debt	813	1,213
Pensions	263	396
Postretirement benefits other than pensions	528	554
Other liabilities and deferred revenue	455	415
Total liabilities	4,668	4,796

Minority interests	240	225
Shareholders' equity
Common stock, $2.50 par value, 150 shares authorized, 55.0 and 48.5 shares issued	137	121
Additional contributed capital	1,495	1,201
Retained earnings	1,839	1,360
Accumulated other comprehensive loss
Minimum pension liability adjustment	(525)	(523)
Foreign currency translation adjustments	(27)	(84)
Unrealized gain on marketable securities	2	3
Unrealized gain on derivatives	24	1
Total accumulated other comprehensive loss	(526)	(603)
Common stock in treasury, at cost, 2.5 and 2.0 shares	(167)	(101)
Common stock held in trust for employee benefit plans, 1.9 and 2.0 shares	(93)	(97)
Unearned compensation	(14)	(17)
Total shareholders' equity	2,671	1,864
Total liabilities and shareholders' equity	$7,579	$6,885

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
	October 1,	September 25,
	2006	2005
	Millions
Net cash provided by operating activities	$613	$385

Cash flows from investing activities
Capital expenditures	(152)	(121)
Investments in marketable securities-acquisitions	(180)	(89)
Investments in marketable securities-liquidations	159	98
Other, net	(12)	(13)
Net cash used in investing activities	(185)	(125)
Cash flows from financing activities
Proceeds from borrowings	80	65
Payments on borrowings and capital lease obligations	(132)	(344)
Dividend payments on common stock	(47)	(42)
Proceeds from issuing common stock	8	27
Repurchases of common stock	(76)	-
Other, net	(16)	(11)
Net cash used in financing activities	(183)	(305)
Effect of exchange rate changes on cash and cash equivalents	3	(5)
Net increase (decrease) in cash and cash equivalents	248	(50)
Cash and cash equivalents at beginning of year	779	611
Cash and cash equivalents at end of period	$1,027	$561

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to the 2005 amounts to conform to 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Eliminations	Total
	Millions
Three months ended October 1, 2006
Net sales	$1,842	$624	$564	$346	$(567)	$2,809
Investee equity, royalty and other income	16	4	2	15	-	37
Segment EBIT	183	57	19	38	(1)	296

Three months ended September 25, 2005
Net sales	$1,672	$504	$481	$295	$(485)	$2,467
Investee equity, royalty and other income	17	2	3	9	-	31
Segment EBIT	153	46	21	28	(8)	240

Three months ended July 2, 2006
Net sales	$1,896	$598	$563	$336	$(551)	$2,842
Investee equity, royalty and other income	18	3	2	14	-	37
Segment EBIT	190	56	34	36	9	325

Nine months ended October 1, 2006
Net sales	$5,559	$1,758	$1,682	$999	$(1,669)	$8,329
Investee equity, royalty and other income	51	10	6	38	-	105
Segment EBIT	552	158	84	105	(23)	876

Nine months ended September 25, 2005
Net sales	$4,819	$1,424	$1,465	$845	$(1,388)	$7,165
Investee equity, royalty and other income	67	6	7	23	-	103
Segment EBIT	426	96	65	74	(23)	638

A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:

	Three months ended			Nine months ended
	October 1	September 25,	July 2,	October 1	September 25,
	2006	2005	2006	2006	2005
	Millions
Segment EBIT	$296	$240	$325	$876	$638
Less:
Interest expense	23	27	26	76	83
Earnings before income taxes and minority interests	$273	$213	$299	$800	$555

Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			Nine Months Ended
	October 1,	September 25,	July 2,	October 1,	September 25,
	2006	2005	2006	2006	2005
	Millions
Earnings before interest, income taxes and minority interests	$296	$240	$325	$876	$638

EBIT as a percentage of net sales	10.5%	9.7%	11.4%	10.5%	8.9%

Less:
Interest expense	23	27	26	76	83
Provision for income taxes	92	61	67	244	153
Minority interests in earnings of consolidated subsidiaries	10	7	12	30	19
Net earnings	$171	$145	$220	$526	$383

Net earnings as a percentage of net sales	6.1%	5.9%	7.7%	6.3%	5.3%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three months ended			Nine months ended
	October 1,	September 25,	July 2,	October 1,	September 25,
	2006	2005	2006	2006	2005
	Millions (except per share amounts)
Net earnings for basic EPS	$171.3	$145.3	$220.1	$526.0	$383.0
Interest on junior convertible subordinated debentures, net of tax	-	3.2	2.7	5.9	9.7
Net earnings for diluted EPS	$171.3	$148.5	$222.8	$531.9	$392.7
Weighted-average common shares outstanding:
Basic	50.3	44.4	45.7	46.8	44.1
Dilutive effect of stock compensation awards	0.4	0.5	0.4	0.4	0.6
Dilutive effect of junior convertible subordinated debentures	-	6.3	4.7	3.7	6.3
Diluted	50.7	51.2	50.8	50.9	51.0
Earnings per share:
Basic	$3.40	$3.27	$4.81	$11.24	$8.68
Diluted	$3.37	$2.90	$4.38	$10.46	$7.70

NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

Investee equity, royalty and other income included in our Condensed Consolidated Statements of Earnings for the interim reporting periods was as follows:

	Three months ended			Nine months ended
	October 1,	September 25,	July 2,	October 1,	September 25,
	2006	2005	2006	2006	2005
	Millions
Dongfeng Cummins Engine Company, Ltd.	$4	$5	$7	$16	$33
North American distributors	13	8	12	34	20
Cummins Mercruiser	-	3	3	4	8
Chongqing Cummins	6	4	4	13	10
Tata Cummins	2	1	3	8	3
Fleetguard Shanghai	2	1	1	4	3
All others	2	3	4	10	8
Cummins share of net earnings	29	25	34	89	85
Royalty and other income	8	6	3	16	18
Investee equity, royalty and other income	$37	$31	$37	$105	$103

NOTE 3.  PROVISION FOR INCOME TAXES

Our tax rates are generally less than the 35 percent U.S. income tax rate primarily because of lower taxes on foreign earnings, export tax benefits and (for 2005) research tax credits.  The U.S. tax research credit expired on December 31, 2005 and has not yet been renewed.

Our effective tax rate for the three and nine months ended October 1, 2006, was 33.7 percent and 30.5 percent, respectively.  Our provision for the nine months ended October 1, 2006, was impacted by a $12 million, or $0.23 per share, increase in the first quarter for the effect of new Indiana tax legislation, and a $28 million, or $0.55 per share, reduction in the second quarter due to the favorable resolution of tax uncertainties related to prior years.  Our effective tax rate for the three and nine months ended September 25, 2005, was 28.6 percent and 27.6 percent, respectively.  Our 2005 provision was reduced by $11 million ($6 million in the first quarter, $4 million in the second quarter and $1 million in the third quarter) for the tax benefits of foreign dividend distributions which qualified for a special 85-percent deduction under The American Jobs Creation Act of 2004.

NOTE 4.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows was as follows:

	Nine months ended
	October 1,	September 25,
	2006	2005
	Millions
Depreciation and amortization	$222	$216